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                                                                   EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in and to the attachment to the Registration Statement on Form S-2 of our report dated March 14, 1997, on our audit of the consolidated financial statements of VIMRx Pharmaceuticals Inc. and subsidiaries (the "Company") as of December 31, 1996 and for each of the years in the two-year period then ended included in the Company's 1997 Annual Report on Form 10-K (as amended). We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



RICHARD A. EISNER & COMPANY, LLP



New York, New York
December 15, 1998